Exhibit 10.6

The Aphton Corporation

Incentive Plan

TABLE OF CONTENTS

SECTION

1.	PURPOSE

2.	DEFINITIONS

(a)	Award
(b)	Award Agreement
(c)	Board
(d)	Code
(e)	Committee
(f)	Common Stock
(g)	Corporation
(h)	Dividend Equivalent Rights
(i)	Employee
(j)	Employer
(k)	Exercise Price
(l)	Fair Market Value
(m)	Option
(n)	Participant
(o)	Plan
(p)	Share

3.	EFFECTIVE DATE

4.	ADMINISTRATION

(a)	Administration
(b)	Composition of the Committee
(c)	Powers of the Committee
(d)	Committee’s Interpretation of the Plan
(e)	Board’s Determination of Fair Market Value

5.	PARTICIPATION

(a)	Eligibility for Participation
(b)	Eligibility for Awards

6.	SHARES OF STOCK OF CORPORATION

(a)	Shares Subject to This Plan
(b)	Adjustment of Shares
(c)	Awards Not to Exceed Shares Available

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7.	TERMS AND CONDITIONS OF OPTIONS

(a)	Options
(b)	Vesting
(c)	Nontransferability of Nonvested Option
(d)	Termination of Employment for Any Reason Other Than for Death.
(e)	Termination of Employment Due to Death
(f)	Rights as a Stockholder
(g)	Modification of Options
(h)	Other Provisions

8.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

(a)	Dividend Equivalent Rights
(b)	Term
(c)	Nontransferability of Dividend Equivalent Rights
(d)	Termination of Employment for Any Reason Other Than for Death
(e)	Termination of Employment Due to Death
(f)	Modification of Dividend Equivalent Rights
(g)	Other Provisions

9.	TERM OF PLAN

10.	RECAPITALIZATIONS, TAKEOVERS, AND LIQUIDATIONS

(a)	Reorganizations
(b)	Mergers and Consolidations
(c)	Change of Control
(d)	Determination by Committee
(e)	Limitation on Rights of Participant
(f)	No Limitation on Rights of Corporation

11.	SECURITIES LAW REQUIREMENTS

(a)	Legality of Issuance
(b)	Restrictions on Transfer; Representations of Participant; Legends
(c)	Registration or Qualification of Securities
(d)	Exchange of Certificates

12.	PAYMENT FOR SHARE PURCHASES

13.	AMENDMENT OF PLAN

14.	PRIVILEGES OF STOCK OWNERSHIP

15.	TRANSFERABILITY

16.	WITHHOLDING OF TAXES

(a)	General
(b)	Stock Withholding
(c)	Other

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Aphton Corporation

Incentive Plan

As Amended on April 11, 2003

1.	PURPOSE

The purpose of the Plan is to provide both short and long term incentives to attract and retain selected officers, employees, consultants and directors with outstanding qualifications and motivate selected officers, employees, consultants and directors to attain exceptional levels of performance and to reward them for their contributions and service to the Corporation. The Plan is intended to provide to selected officers, employees, consultants and directors of Aphton Corporation (the “Corporation”), a corporation organized under the law of the state of Delaware an opportunity to acquire shares of the Corporation and other equity based compensation awards made within the terms of the Plan. The Plan is effective December 15, 1999.

2.	DEFINITIONS

(a)	“Award” shall mean any award under the Plan of an Option with a related Dividend Equivalent Right made pursuant to the terms of this Plan.

(b)	“Award Agreement” shall mean, with respect to each Award, the signed written agreement between the Corporation and the Participant setting forth the terms and conditions of the Award.

(c)	“Board” shall mean the Board of Directors of the Corporation.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)	“Committee” shall mean the committee appointed by the Board in accordance with Section 4(b) to administer the Plan.

(f)	“Common Stock” shall mean the voting common stock of the Corporation.

(g)	“Dividend Equivalent Right” shall mean the right to receive a cash payment equal to the value of any dividend paid on a Share with respect to which a Dividend Equivalent Right has been awarded.

(h)	“Employee” shall mean any individual who is employed by the Employer, or any other individual so designated by the Employer. The Committee shall be responsible for determining when the period of employment shall be deemed to be continued during an approved leave of absence.

(i)	“Employer” shall mean the Corporation, or any subsidiary or affiliate of the Corporation for whom an individual performs or performed any service, of whatever nature, as an Employee.

(j)	“Exercise Price” shall mean the price per Share at which an Option may be exercised, as determined by the Committee and as specified in the Participant’s Award Agreement.

(k)	“Fair Market Value” shall mean the fair market value of the common stock of the Corporation, determined by the Committee from time to time, in accordance with section 4(e) of the Plan.

(l)	“Option” shall mean a non-statutory stock option exercisable for a Share.

(m)	“Participant” shall mean any officer, Employee, any consultant providing services to the Corporation or any director to whom an Award has been granted or issued under the Plan.

(n)	“Plan” shall mean the Aphton Corporation Incentive and Reward Plan, as amended from time-to-time. The Plan is effective December 15, 1999. The term of the Plan shall not be less than 21 years and shall continue until terminated by the Board or the Committee.

(o)	“Share” shall mean one authorized share of Common Stock of the Corporation.

3.	EFFECTIVE DATE

The Plan was adopted by the Corporation effective December 15, 1999.

4.	ADMINISTRATION

(a)	Administration

The Board may administer the Plan or appoint a Committee to administer the Plan. If no Committee has been appointed or is currently constituted, the Board shall have the powers and authority otherwise delegated to the Committee in this Plan document and all acts to be performed by the Committee under this Plan shall be performed by the Board.

(b)	Composition of the Committee

(i)	The Committee shall consist of not less than two members, who may also be members of the Board.

(ii)	Members of the Board or the Committee who are either eligible for Awards or have been granted an Award may vote on any matters affecting the administration of the Plan or the grant of any Award pursuant to the Plan. However, no such member shall act upon the granting of an Award to himself or herself (unless such grant is part of a plan under which Awards are to be granted to a classification of employees), although such member shall be counted in determining the existence of a quorum at a meeting of the Committee and shall be excluded in determining the number of directors voting or taking written action with respect to an Award granted to such member.

(c)	Powers of the Committee

Subject to the provisions of the Plan, the Committee shall have authority and discretion and on behalf of the Corporation to:

(i)	Prescribe, amend and rescind rules relating to the Plan;

(ii)	Select Participants to receive Awards;

(iii)	Determine the terms of Awards;

(iv)	Determine the number of Shares subject to Awards;

(v)	Construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(vi)	Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(vii)	Determine whether an Award has been earned and/or vested;

(viii)	Determine whether and when a Dividend Equivalent Right shall be extended, rescinded and/or revoked prior to the exercise of its related Option;

(ix)	Accelerate or defer, with the consent of the Participant, the vesting of any Option;

(x)	Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award as made by the Committee;

(xi)	With the consent of the Participant, cancel and reissue, or otherwise adjust the terms of an Award previously issued to the Participant; and

(xii)	Make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)	Committee’s Interpretation of the Plan

The Committee’s interpretation and construction of any provision of the Plan, of any Award granted under the Plan, or of any Award Agreement shall be final and binding on all parties claiming an interest in an Award granted or issued under the Plan. No member of the Committee and no director shall be liable for any action or determination made in good faith with respect to the Plan.

(e)	Determination of Fair Market Value

If the common stock of the Corporation is publicly traded, the fair market value of a Share shall be its closing price on the day with respect to which its value is to be determined, as reported by an established securities exchange. If the common stock of the Corporation is not publicly traded, the Board shall have the sole authority to determine, upon review of relevant information, the Fair Market Value of the stock, irrespective of whether the Board has appointed a Committee to administer the Plan.

5.	PARTICIPATION

(a)	Eligibility for Participation

Plan Participants shall be limited to such Participants as the Committee may select who, in the judgment of the Committee, may have a significant positive effect on the performance of the Corporation.

(b)	Eligibility for Awards

Awards may be granted only to Participants. Such Participant may be granted more than one Award under the Plan.

6.	SHARES OF STOCK OF THE CORPORATION

(a)	Shares Subject to This Plan

Stock with respect to which Awards are granted or issued under this Plan shall be authorized but unissued or reacquired Shares. The number of Shares subject to Awards is 2,500,000, subject to adjustment as described in (b).

(b)	Adjustment of Shares

In the event of an adjustment described in Section 10, then (i) the number of Shares reserved for issuance under the Plan, (ii) the number of Shares subject to other outstanding Awards, and (iii) any other factor pertaining to outstanding Awards shall be duly and proportionately adjusted, subject to any required action by the Board or the shareholders of the Corporation and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee.

(c)	Awards Not to Exceed Shares Available

The number of Shares subject to Awards, which are outstanding at any time, shall not exceed the number of Shares authorized for issuance under the Plan, reduced by the number of Awards previously granted or issued under this Plan. The number of Shares subject to an Award, which expires or is canceled, forfeited or terminated for any reason, shall again be available for issuance under the Plan.

7.	TERMS AND CONDITIONS OF AWARDS

(a)	Options

Each Award of Options shall include Dividend Equivalent Rights. Each Award shall be evidenced by a written Award Agreement which shall set forth the terms and conditions pertaining to such Award, provided that all such terms shall be subject to the terms and conditions of this Plan. Each Award Agreement shall state the number of Options and Dividend Equivalent Rights to which it pertains and shall state when the Options shall first become exercisable for Shares.

(b)	Vesting

(i)	Each Award Agreement shall include a vesting schedule applicable to the Options to which it pertains. Such vesting schedule shall set out all relevant conditions that must be satisfied prior to the vesting of any Option. This condition shall not impose upon the Employer any obligation to retain the Participant in its employ for any period.

(c)	Nontransferability of Nonvested Options

During the lifetime of the Participant, a nonvested Award is neither assignable nor transferable.

(d)	Termination of Employment or Service for Any Reason Other Than for Death

(i)	If a Participant ceases to be an Employee or ceases to perform services for the Corporation for any reason, or if for any other reason provided herein an Award becomes forfeitable, all Options held by the Participant that are then unvested, and all Dividend Equivalents related to optioned shares, shall be immediately forfeited on the date the Participant’s employment or service with the Corporation terminates.

(ii)	For purposes of this Section 7(d), the employment relationship shall be treated as continuing intact while the Participant is an active employee of any Employer, is otherwise a named individual deemed an Employee under Section 2(h), or is on military leave, sick leave or other bona fide leave of absence, as determined by the Committee in its discretion.

(iii)	Notwithstanding the general rule set forth in paragraph 7(b), above, the Committee retains the right to accelerate the vesting period of the Options at any time.

(e)	Termination of Employment or Service Due to Death

In the event of the death of the Participant, the estate or beneficiary of the Participant will have 120 days from the date of the Participant’s death to exercise the Options, after which time the Options, to the extent vested and unexercised, and any Dividend Equivalent Rights will immediately lapse and forfeit to the Corporation. Notwithstanding, the Committee, in its sole discretion, prior to the end of the 120 day period, may extend the term of the Options beyond the 120th day after the death of the Participant.

(f)	Rights as a Stockholder

A Participant, or an allowable transferee of a Participant, shall have no rights as a stockholder of the Corporation, including voting and dividend rights, with respect to Options, until the date of issuance of a stock certificate in connection with the exercise of such Options. No adjustment shall be made for dividends (ordinary or extraordinary, whether in currency, securities, or other property), distributions, or other rights for which the record date is prior to the date such stock certificate is issued.

(g)	Modification of Option Awards

Within the limitations of the Plan, the Committee may modify the terms of an Award or accept the cancellation of outstanding Awards for the issuance of a new Award in substitution therefor. Notwithstanding the preceding sentence, except as provided in Section 8(g) with respect to Dividend Equivalent Rights, no modification of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any such Award previously issued.

(h)	Other Provisions

An Award Agreement may contain such other provisions as the Committee in its discretion deems advisable which are not inconsistent with the terms of the Plan.

8.	DIVIDEND EQUIVALENT RIGHTS

(a)	Dividend Equivalent Rights

Each Award of an Option shall include a Dividend Equivalent Right with respect to each optioned Share. Each Award of Dividend Equivalent Rights shall be evidenced in the written Award Agreement which shall set forth the number of optioned Shares with respect to which Dividend Equivalent Rights are awarded and shall set forth the terms and conditions pertaining to the Dividend Equivalent Rights.

(b)	Payment of Dividend Equivalent Rights

Payments of amounts pursuant to Dividend Equivalent Rights shall be made on the same day, or as soon thereafter as practicable, as the date on which dividends are paid with respect to Shares.

(c)	Term

Each Dividend Equivalent Right shall be immediately vested. Each Dividend Equivalent Right shall be effective from the date of Award until the Option, with respect to which the Dividend Equivalent Right is issued, is exercised, or is rescinded, forfeited or expires.

Upon the exercise of the related Option, or upon its recession, expiration or forfeiture, all related Dividend Equivalent Rights shall be immediately terminated.

(d)	Nontransferability of Dividend Equivalent Rights

During the lifetime of the Participant, a Dividend Equivalent Right is neither assignable nor transferable.

(e)	Termination of Employment or Service for Any Reason Other Than Death

(i)	If a Participant ceases to be an Employee or ceases to perform services for the Corporation for any reason, or if for any other reason provided herein an Award becomes forfeitable, all Dividend Equivalent Rights related to such Award, shall be immediately forfeited in accordance with Section 7 on the date the Participant’s employment or service with the Corporation terminates.

(ii)	For purposes of this Section 8(d), the employment relationship shall be treated as continuing intact while the Participant is an active employee of any Employer, is otherwise a named individual deemed an Employee under Section 2(h), or is on military leave, sick leave or other bona fide leave of absence, as determined by the Committee in its discretion.

(f)	Termination of Employment or Service Due to Death

In the event of the death of a Participant, Dividend Equivalent Rights will continue for a period of 120 days after the date of death, and will be payable to the estate or beneficiary of the Participant for that period. In general, at the end of the 120-day period all Dividend Equivalent Rights shall immediately terminate. Notwithstanding, the Committee, in its sole discretion, prior to the end of the 120 day period, may extend the term of the Dividend Equivalent Rights beyond the 120th day after the death of the Participant.

(g)	Modification of Dividend Equivalent Rights

Within the limitations of the Plan, the Committee may modify, revoke or rescind the terms of a Dividend Equivalent Right under any Award.

(h)	Other Provisions

An Award Agreement may contain such other provisions with respect to a Dividend Equivalent Right as the Committee in its discretion deems advisable which are not inconsistent with the terms of the Plan.

9.	TERM OF PLAN

The Plan shall expire for all purposes at the end of 21 years from the Effective Date, December 15, 1999, unless extended by the Board.

10.	RECAPITALIZATIONS, TAKEOVERS AND LIQUIDATIONS

(a)	Reorganizations

Notwithstanding any other provision of the Plan to the contrary, but subject to any required action by the stockholders of the Corporation, an automatic adjustment shall be made to the class and/or number of Shares covered by the Plan, the number of Shares for which each outstanding Award pertains, and/or any other aspect of this Plan to prevent the dilution or enlargement of the rights of Participants under this Plan in connection with any increase or decrease in the number of issued Shares resulting from the payment of a Common Stock dividend, a stock split, a reverse stock split or any other event which results in an increase in the number of issued Shares effected without receipt of adequate consideration by the Corporation. The Committee shall memorialize such adjustments.

(b)	Mergers and Consolidations

Subject to any required action by the stockholders of the Corporation:

(i)	In the event the Corporation is a party to a merger or consolidation in which the Corporation is the surviving corporation, each outstanding Award shall pertain to the securities of the Corporation to which a holder of the number of Shares subject to the Award would be entitled.

(c)	Change of Control

An Award Agreement may include a provision defining when a “change of control” of the Corporation is deemed to occur and stating the extent to which such change of control affects the vesting of the Award to which such Award Agreement pertains.

(d)	Determination by the Committee

All adjustments described in this Section 10 shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

(e)	Limitation of Rights of Participant

Except as expressly provided in this Section 10, no Participant shall have any rights by reason of any payment of any stock dividend, stock split, reverse stock split, or any other change in the number of shares of stock of any class, or by reason of any reorganization, consolidation, dissolution, liquidation, merger, exchange, split-up or reverse split-up, or spin-off of assets or stock of another corporation. Any issuance by the Corporation of Shares, Options, Stock Appreciation Rights or securities convertible into Shares shall not affect, and no adjustment by reason thereof shall be made with respect to, Awards under the Plan.

(f)	No Limitation on Rights of Corporation

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

11.	SECURITIES LAW REQUIREMENTS

(a)	Legality of Issuance

No Share shall be issued in connection with the exercise of an Option unless and until the Committee has determined that any applicable provision of law has been satisfied, including the appropriate passage of time that might be required.

(b)	Restrictions on Transfer; Representations of Participant; Legends

Regardless of whether the offering and sale of Shares under the Plan have been registered under any applicable securities laws, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock Certificates) if, in the judgment of the Corporation and its legal counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of any applicable securities laws or any other law.

Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons.

(c)	Registration or Qualification of Securities

The Corporation may, but shall not be obligated to, register or qualify the offering or sale of Shares under any applicable law.

(d)	Exchange of Certificates

If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares issued pursuant to the Plan is no longer required, the Participant or the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

12.	PAYMENT FOR SHARE PURCHASES

Payment for Shares purchased pursuant to the Plan may be made in cash (in U.S. dollars) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	By check;

(b)	By cancellation of indebtedness of the Corporation to the Participant;

(c)	By surrender of Shares. Subsequent to the satisfaction of the Relevant Conditions, Shares surrendered must be either purchased Shares or Shares that have been held for at least six months;

(d)	At the sole discretion of the Committee, by tender of a full recourse promissory note having such terms as may be approved by the Committee.

(e)	By waiver of compensation due or accrued to Participant for services rendered;

(f)	With respect only to purchases upon exercise of an Option, and provided that a public market for the Corporation’s stock exists:

(i)	Through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD dealer”) whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Corporation; or

(ii)	Through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Corporation; or

(g)	By any combination of the foregoing.

13.	AMENDMENT OF PLAN

The Board or the Committee may, from time to time, terminate, suspend or discontinue the Plan, in whole or in part, or revise or amend it in any respect whatsoever including, but not limited to, the adoption of any amendments deemed necessary or advisable to qualify the Awards under any applicable securities laws or regulations issued thereunder, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, with or without approval of the shareholders of the Corporation. The Board or the Committee may, at its discretion:

(a)	Increase the number of Shares subject to the Plan, other than any increase pursuant to Section 10;

(b)	Change the designation of the class of persons eligible to receive Awards;

(d)	Withdraw administration of the Plan from the Committee;

(e)	Extend the term of the Plan; or

(f)	Amend this Section 13 to defeat its purpose.

No amendment, termination or modification of the Plan shall, without the consent of the Participant, affect any Award previously granted.

14.	PRIVILEGES OF STOCK OWNERSHIP

A Participant shall have no rights of a shareholder of the Corporation with respect to any Shares issued under the Plan until the date a stock certificate for such Shares is issued to the Participant.

After Shares are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

15.	TRANSFERABILITY

Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment, or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto.

16.	WITHHOLDING OF TAXES

(a)	General. Whenever Shares are to be issued under the Plan, the Corporation may require the Participant to remit to the Corporation an amount sufficient to satisfy any income tax withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

(b)	Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the issuance of shares that is subject to tax withholding, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Corporation withhold from any Shares to be issued the specific number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).